EXHIBIT 4.6(b)

                           AMENDMENT TO LOAN AGREEMENT


         THIS AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is made and entered into as of March 21, 1999 by and among INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"); each of the Lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a "LENDER" and, collectively, the "LENDERS") and CHASE BANK OF TEXAS, N. A., a national banking association (previously known as Texas Commerce Bank National Association), acting as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS

         A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of July 7, 1998. Said Loan Agreement, as amended, supplemented and restated, is herein called the "LOAN AGREEMENT". Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

         B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

         SECTION 1.  AMENDMENTS TO LOAN AGREEMENT.

         (a) New definitions of "Additional Collateral", "Additional Collateral Event", "Borrowing Base", "Borrowing Base Certificate", "Eligible Accounts", "Eligible Inventory", "Free Cash Flow", "Maximum Revolving Loan Available Amount", "Minimum Monthly EBITDA", "Monthly Financial Statements, "Over Advance Amount" and "Stationary Term Loan Balance" are hereby added to SECTION 1.1 of the Loan Agreement, such new definitions to read in their entireties as follows:

                  ADDITIONAL COLLATERAL shall have the meaning ascribed to such term in SECTION 7.8 hereof.

                  ADDITIONAL COLLATERAL EVENT shall have the meaning ascribed to such term in SECTION 7.8 hereof.

                  BORROWING BASE means, for any month, an amount determined as follows:

                  (i) 80% of the aggregate amount of all Eligible Accounts of Borrower and its Subsidiaries (other than Foreign Subsidiaries) shown on the most recent Borrowing Base Certificate
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                           delivered pursuant to SECTION 7.2 hereof, PLUS

                  (ii) 50% of the aggregate amount of all Eligible Inventory (determined at the lower of cost or market on a consistent basis) of Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shown on the most recent Borrowing Base Certificate delivered pursuant to SECTION 7.2 hereof; PROVIDED that the amount calculated pursuant to this CLAUSE
                           (II) shall not exceed 50% of the Borrowing Base, PLUS

                  (iii) the then current Stationary Term Loan Balance, PLUS or MINUS, as the case may be,

                  (iv)     the then current Over/Under Advance Amount.

         In the absence of the applicable Borrowing Base Certificate, Agent shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until the applicable Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Agent. Notwithstanding anything herein to the contrary, in calculating the Borrowing Base, the aggregate of the amounts calculated under CLAUSES (I) AND (II) above shall not exceed $45,000,000.

                  BORROWING BASE CERTIFICATE shall mean a certificate, duly executed by the chief executive officer, chief financial officer, treasurer or controller of Borrower, appropriately completed and in substantially the form of EXHIBIT J hereto. Each Borrowing Base Certificate shall be effective only as accepted by Agent (and with such revisions, if any, as Agent may reasonably require as a condition to such acceptance).

                  ELIGIBLE ACCOUNTS shall mean, as at any date of determination thereof, each Account (both those already billed and unbilled receivables, i.e. work-in-process) of Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) which is subject to a Lien created by any Security Document and on which Agent shall have a first-priority perfected Lien (subject only to Permitted Liens) which is at said date payable to Borrower or any such Subsidiary and which complies with the following requirements: (a) (i) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, (ii) the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind (unless Agent has a perfected first priority Lien (subject only to Permitted Liens) on such chattel paper or instrument) and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States;
         (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the

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         Loan Documents; (e) to the extent applicable, it is evidenced by an invoice submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the invoice; (g) it does not arise out of transactions with an employee, officer, agent, director or stockholder of Borrower or any of its Subsidiaries or any Affiliate of Borrower or any of its Subsidiaries, and (h) each of the representations and warranties set forth in the Security Documents executed by Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of Agent, made in good faith, shall be conclusive and binding, absent manifest error.

                  ELIGIBLE INVENTORY shall mean, as at any date of determination thereof, Inventory of Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) which is subject to a Lien created by any Security Documents and on which Agent shall have a first-priority perfected Lien (subject only to Permitted Liens) and which complies with the following requirements: (a) such Inventory shall be valued in accordance with GAAP and consist of (i) raw materials and (ii) finished goods (but shall not include any work-in-process), PROVIDED that all such Inventory shall be within the United States of America; (b) it is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of the Borrower or its applicable Subsidiary, as the case may be; (c) it is not in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of Borrower or any of its Subsidiaries or, if it is, (i) Borrower or its applicable Subsidiary, as the case may be, shall have notified, in a manner that effectively under applicable law creates a valid and first priority Lien in favor of Agent in such Inventory, such warehouseman, bailee, agent, processor or customer of Agent's Lien and (ii) such warehouseman, bailee, agent, processor or customer has subordinated any Lien it may claim therein and agreed to hold all such Inventory during the continuance of an Event of Default for Agent's account subject to the Agent's instructions, and (d) each of the representations and warranties set forth in the Security Documents executed by Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether a portion of Inventory is or has ceased to be Eligible Inventory, the decision of Agent, made in good faith, shall be conclusive and binding, absent manifest error.

                  FREE CASH FLOW means, for any period for which the amount thereof is to be determined, the Consolidated Net Income of Borrower PLUS, to the extent deducted in calculating Consolidated Net Income, depreciation, amortization and accrued fees paid or payable to the Lenders under SECTION 3 of that certain Amendment to Loan Agreement dated as of March 21, 1999 executed by and between Borrower and the Lenders MINUS Capital Expenditures.

                  MAXIMUM REVOLVING LOAN AVAILABLE AMOUNT means, at any date, an amount equal to the least of (i) the aggregate of the Revolving Loan Commitments or (ii) the then effective Borrowing Base or (iii) for any period, the amount set forth in the table below opposite such

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         period (as such amounts set forth in the table below may be adjusted from time to time by the Majority Lenders):

                           PERIOD                            AMOUNT
                           ------                            ------

                  Through 3/20/99                            $73,800,000
                  3/21/99 through 4/20/99                    $76,500,000
                  4/21/99 through 5/20/99                    $77,000,000
                  5/21/99 through 6/20/99                    $76,000,000
                  6/21/99 through 7/20/99                    $75,500,000
                  7/21/99 through 8/20/99                    $73,500,000
                  8/21/99 through 9/20/99                    $73,500,000
                  9/21/99 through 10/20/99                   $75,000,000
                  10/21/99 through 11/20/99                  $76,300,000
                  11/21/99 through 12/20/99                  $74,000,000
                  12/21/99 through 1/20/2000                 $73,000,000
                  1/21/2000 through 2/20/2000                $71,000,000
                  2/21/2000 through 3/20/2000                $71,000,000
                  3/21/2000 through the Revolving Loan
                    Maturity Date                            $70,500,000

                  MINIMUM MONTHLY EBITDA means, for any applicable period, the sum of the amounts set forth opposite the applicable fiscal months included in such period on EXHIBIT K hereto.

                  MONTHLY FINANCIAL STATEMENTS means the monthly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal month, an income statement for the period ended on such fiscal month and for the fiscal year to date and a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial position of such person as of such date. Monthly Financial Statements shall set forth in comparative form the corresponding budgeted income statement amounts consolidated and by Subsidiary, and balance sheet and statement of cash flow amounts on a consolidated basis. To the extent required by Agent or the Majority Lenders, Monthly Financial Statements shall also include an unaudited consolidating balance sheet and income statement for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

                  OVER/UNDER ADVANCE AMOUNT means, for any period, the amount set forth in the table below opposite such period:


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                       PERIOD                          OVER/UNDER ADVANCE AMOUNT

                  Through 3/20/99                           $2,500,000
                  3/21/99 through 4/20/99                   $1,700,000
                  4/21/99 through 5/20/99                    ($700,000)
                  5/21/99 through 6/20/99                  ($3,000,000)
                  6/21/99 through 7/20/99                  ($2,900,000)
                  7/21/99 through 8/20/99                  ($2,000,000)
                  8/21/99 through 9/20/99                    ($400,000)
                  9/21/99 through 10/20/99                  $1,000,000
                  10/21/99 through 11/20/99                         $0
                  11/21/99 through 12/20/99                ($3,200,000)
                  12/21/99 through 1/20/2000               ($2,500,000)
                  1/21/2000 through 2/20/2000                ($900,000)
                  2/21/2000 through 3/20/2000                       $0
                  3/21/2000 through the Revolving Loan
                    Maturity Date                            ($200,000)

                  PRIMARY BORROWING BASE means, on any day, the aggregate of the amounts calculated on such day under CLAUSES (I) AND (II) of the definition of "Borrowing Base".

                  STATIONARY TERM LOAN BALANCE means (i) through July 30, 1999, $35,000,000, (ii) for the period from July 31, 1999 through January 30, 2000, $34,000,000 and (iii) thereafter, $33,000,000, as such amount may be reduced in accordance with the provisions of SECTIONS 2.1, 2.3, 3.2(B)(1) AND 8.5 hereof.

         (b) The definitions of "Base Rate", "Consolidated EBITDA", "Interest Payment Dates", "Loan Documents", "Revolving Loan Commitment Percentage", "Revolving Loan Maturity Date" and "Security Agreements" set forth in SECTION
1.1 of the Loan Agreement are hereby amended to read in their entireties as follows:

                  BASE RATE means for any day a rate per annum equal to the lesser of (a) two percent (2%) per annum plus the Prime Rate for that day or (b) the Ceiling Rate.

                  CONSOLIDATED EBITDA means, without duplication, for any period the Consolidated Net Income of Borrower PLUS, to the extent deducted in calculating Consolidated Net Income, depreciation, amortization, other non-cash items, Interest Expense, fees payable under SECTION 3 of that certain Amendment to Loan Agreement dated as of March 21, 1999 executed by and among Borrower, Agent and certain Lenders, and provisions for income taxes.

                  INTEREST PAYMENT DATES means April 1, 1999 and the first day of each calendar month thereafter prior to the Maturity Date and the Revolving Loan Maturity Date.

                  LOAN DOCUMENTS means, collectively, this Agreement, the Notes, the Guaranties, all Applications, the Security Documents, the Notice of Entire Agreement, all instruments,

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
         certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

                  REVOLVING LOAN COMMITMENT means, as to any Lender, the obligation, if any, of such Lender to make Loans and incur or participate in Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the following table, or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to SECTION 2.3 hereof):

                           LENDER                       REVOLVING COMMITMENT
                           ------                       --------------------

                  CHASE BANK OF TEXAS,  N. A.            $24,444,444.44

                  WELLS FARGO BANK (TEXAS),               $8,888,888.89
                  NATIONAL ASSOCIATION

                  BANK OF AMERICA TEXAS, N.A.            $15,555,555.56

                  COMERICA BANK-TEXAS                    $13,333,333.33

                  NATIONAL CITY BANK OF                  $17,777,777.78
                  KENTUCKY

                  REVOLVING LOAN COMMITMENT PERCENTAGE means, as to any Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, such Lender's outstanding Loans) and the denominator of which is the aggregate amount of the Revolving Loan Commitments of all Lenders (or if the Revolving Loan Commitments have terminated, the aggregate amount of all Loans).

                  REVOLVING LOAN MATURITY DATE means the maturity of the Notes, April 20, 2000.

                  SECURITY AGREEMENTS means (i) security agreements, each in Proper Form, executed or to be executed in favor of Agent, securing the Obligations, covering all of the issued and outstanding equity interests in any Subsidiary of Borrower (other than non-voting preferred stock of Puget Investments, Inc. outstanding as of the Effective Date and other than Foreign Subsidiaries) and (ii) security instruments, each in Proper Form, executed in favor of Agent, securing the Obligations, covering all real and personal Property of Borrower and its Subsidiaries (other than Foreign Subsidiaries) and (iii) security agreements, each in Proper Form, executed or to be executed in favor of Agent, securing the Obligations, covering 65% of the issued and outstanding equity interests in any Foreign Subsidiary, as the same may from time to time be amended, modified, restated or supplemented.


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         (c) SECTION 2.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  2.1 LOANS. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, SECTIONS 5.1 AND 5.2 hereof), to make Loans to Borrower, from time to time on or after the Effective Date and during the Revolving Loan Availability Period, in an aggregate principal amount at any one time outstanding (including its Revolving Loan Commitment Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Lender's Revolving Loan Commitment Percentage of the Maximum Revolving Loan Available Amount. Subject to the conditions in this Agreement, any such Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Loans shall be due and payable in full at the end of the Revolving Loan Availability Period and PROVIDED, FURTHER that the Stationary Term Loan Balance shall automatically be reduced by any payments which reduce the aggregate unpaid principal balance of the Revolving Notes below the then current Stationary Term Loan Balance prior to giving effect to such reduction (with the result that the revolving nature of the credit facility provided for herein shall only apply to the Revolving Notes to the extent that the aggregate unpaid principal balance of the Revolving Notes exceeds the then current Stationary Term Loan Balance). Borrower, Agent and the Lenders agree pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Revolving Notes or any Revolving Loan Obligation and that neither the Revolving Notes nor any revolving Loan Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

         (d) SECTION 2.2(A) of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $502,317 (less the face amount of any Letters of Credit issued and outstanding as of March 21, 1999 which are terminated or which expire after the date hereof), (i) Borrower shall have the right to, in addition to Loans provided for in SECTION 2.1 hereof, utilize the Revolving Loan Commitments from time to time during the Revolving Loan Availability Period by obtaining the issuance of standby letters of credit for the account of Borrower if Borrower shall so request in the notice referred to in SECTION 2.2(B)(I) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "LETTERS OF CREDIT)" and (ii) Chase Texas agrees to issue such Letters of Credit. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Loan Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Revolving Loan Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Revolving Loan Termination Date. No Letter of Credit shall have an expiration date later than one year from date of issuance. Any Letter of Credit

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
         that shall have an expiration date after the end of the Revolving Loan Availability Period shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to Agent in its sole discretion. Chase Texas or, with the prior approval of Borrower, Agent and the applicable Lender, another Lender shall be the Issuer of each Letter of Credit.

         (e) SECTION 2.2(B)(II) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           (ii) No Letter of Credit may be issued if after
                  giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the aggregate of the Maximum Revolving Loan Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Loan Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Loan Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

         (f) SECTION 2.2(B)(IV) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           (iv) Borrower shall be irrevocably and
                  unconditionally obligated forthwith to reimburse Agent, on the date on which the Agent notifies Borrower of the date and amount of any payment by the Issuer of any drawing under a Letter of Credit, for the amount paid by any Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in SECTIONS 5.1 and 5.2 hereof and to the Maximum Revolving Loan Available Amount (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans. Agent will pay to each Revolving Loan Lender such Lender's Revolving Loan Commitment Percentage of all amounts received from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to CLAUSE (III) above.

         (g) SECTION 2.2(B)(V) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           (v) Borrower will pay to Agent at the Principal
                  Office for the account of each Revolving Loan Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) 2.0% multiplied by the face amount of such Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or

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
                  termination thereof, such fee to be due and payable in advance. Agent will pay to each Revolving Loan Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this CLAUSE (V), an amount equal to the product of such Lender's Revolving Loan Commitment Percentage TIMES the amount of such fees. In addition to and cumulative of the above described fees, Borrower shall pay to Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fronting fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fronting fee to be retained by the applicable Issuer for its own account).

         (h) SECTION 2.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  2.3      TERMINATIONS OR REDUCTIONS OF  COMMITMENTS.

                  (a) MANDATORY. On the Revolving Loan Termination Date, all Revolving Loan Commitments shall be terminated in their entirety. The Revolving Loan Commitments are also subject to reduction as provided in
         SECTION 8.5 hereof.

                  (b) OPTIONAL. Borrower shall have the right to terminate or reduce the unused portion of the Revolving Loan Commitments at any time or from time to time, PROVIDED that Borrower shall give notice of each such termination or reduction to Agent as provided in SECTION 4.3 hereof. Borrower may elect to apply all or any part of such voluntary reduction to the Stationary Term Loan Balance by so stating in its written notice of reduction.

                  (c) NO REINSTATEMENT. No termination or reduction of the Revolving Loan Commitments may be reinstated without the written approval of Agent and the Lenders.

         (i) SECTION 2.4 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  2.4      [INTENTIONALLY DELETED]

         (j) SECTION 2.5 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  2.5 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Revolving Loan Obligations held by such Lender shall exceed the lesser of (1) such Lender's Revolving Loan Commitment Percentage of all Revolving Loan Obligations and (2) such Lender's Revolving Loan Commitment Percentage of the Maximum Revolving Loan Available Amount and (b) if a Revolving Loan Lender fails to

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
         make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Revolving Loan Commitment Percentages until the Revolving Loan Obligations of each Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Revolving Loan Obligations.

         (k) SECTION 2.7 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  2.7 USE OF PROCEEDS. The proceeds of the Loans shall be used to refinance existing Borrowed Money Indebtedness of Borrower, to pay Reimbursement Obligations and for other working capital and general corporate purposes. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

         (l) SECTION 3.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  3.2      PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. Except as provided in SECTION 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any Loans at any time or from time to time, PROVIDED that Borrower shall give Agent notice of each such prepayment as provided in SECTION 4.3 hereof.

                  (b) MANDATORY PREPAYMENTS AND COVER. Except, in each case, as provided in SECTION 3.3 hereof,

                           (1)      INSURANCE PROCEEDS AND CONDEMNATION AWARDS.

                                    (i) Promptly following the receipt thereof
                           by Borrower or any of its Subsidiaries, subject to the rights of any applicable lessor, Borrower shall deposit or cause to be deposited with Agent in an interest bearing account (but without any obligation to maximize such interest) all of the net cash proceeds of any payment or award in excess of $50,000 made to any such Person under any policy of Property insurance with respect to any Property owned by such Person or pursuant to any condemnation award with respect to any such Property; provided such amounts have not theretofore been reasonably expended for the restoration or replacement of the asset in respect of which such payment or award was made. Such amounts shall be collaterally assigned to Agent as security for the Obligations in a manner reasonably acceptable to Agent. Upon delivery to Agent of written certification by Borrower that the applicable Obligor has reasonably expended amounts or committed in writing to expend amounts for the restoration or replacement of the asset in respect of which such payment or award was made, specifying the amount expended or committed, so long as no Default or Event of Default shall have occurred and be continuing any such amount deposited with Agent shall be released by Agent to Borrower; PROVIDED, HOWEVER, that, in the event that within 180 days of receipt of such payment or award by Borrower, to the extent Borrower shall not have actually spent or certified to Agent its intention to expend a substantially equivalent amount for the restoration or replacement of the asset in respect of which such payment or award was made, Borrower shall make a prepayment on the Loans (using any funds deposited with Agent pursuant to this SECTION 3.2(B)(1) or other funds) in the amount of the excess of the amount of such payment or award over the amount of such expenditures and/or commitment on such 180th day. To the extent that such prepayment arises out of an event occurring with respect to Property which does not constitute "current assets", the Stationary Term Loan Balance shall automatically be reduced by the amount of such prepayment.

                                    (ii) In cases where the amount of the net
                           cash proceeds of any payment or award is equal to or less than $50,000 and no Default or Event of Default has occurred and is continuing, such proceeds may be paid to any Obligor, and if received by Agent shall be paid by Agent to Borrower, for use in paying for replacements or repairs of or substitutes for the damaged, destroyed or taken assets or in a manner otherwise consistent with this Agreement.

                           (2)      BORROWING BASE.

                                    (i) Borrower shall from time to time on
                           demand by Agent prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Revolving Loan Obligations shall be less than or equal to the Maximum Revolving Loan Available Amount.

                                    (ii) Borrower shall from time to time on
                           demand by Agent prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that on each date set forth in the table below the ratio of (x) the Primary Borrowing Base shown on the most recent Borrowing Base Certificate delivered pursuant to SECTION 7.2 hereof to (y) the unpaid principal balance of the Obligations as of such date is equal to or greater than the percentage specified opposite such date in the table below:

                    DATE                               MINIMUM PERCENTAGE
                    ----                               ------------------

                    3/31/99                                     50.00%
                    4/30/99                                     54.62%
                    5/31/99                                     57.18%
                    6/30/99                                     56.74%
                    7/31/99                                     56.29%
                    8/31/99                                     54.06%
                    9/30/99                                     53.44%
                    10/31/99                                    55.01%
                    11/30/99                                    57.85%
                    12/31/99                                    56.70%
                    1/31/2000                                   54.79%
                    2/29/2000                                   52.24%
                    3/31/2000                                   53.19%

                           (3) DISPOSITION OF ASSETS. Reference is hereby made
                  to SECTION 8.5 hereof which requires certain principal payments in connection with certain dispositions of assets.

                  (c) INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

                  (d) PAYMENTS AND INTEREST ON REIMBURSEMENT OBLIGATIONS. Borrower will pay to Agent for the account of each Lender the amount of each Reimbursement Obligation on the date on which the Agent notifies Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTIONS 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans. Subject to SECTION 11.7 hereof, Borrower will pay to Agent for the account of each Lender interest on any Reimbursement Obligation (i) at the Base Rate from the date such Reimbursement Obligation arises until the date five (5) Business Days thereafter and (ii) at the Past Due Rate thereafter until the same is paid in full.

         (m) A new SECTION 6.18 is hereby added to the Loan Agreement, such new Section to read in its entirety as follows:

                  6.18 COLLATERAL COVERED. As of the Effective Date, the Collateral covered by the Security Documents constitutes all real and personal Property owned by the Borrower and its Subsidiaries (other than (a) Foreign Subsidiaries, (b) 35% of the equity interests in and to Foreign Subsidiaries, (c) vehicles covered by certificates of title and (d) a tract of real property in Muskogee, Oklahoma which Plant Maintenance, Inc. is contractually obligated to convey to the former shareholders of Plant Maintenance, Inc.).

         (n) A new SECTION 6.19 is hereby added to the Loan Agreement, such new Section reading in its entirety as follows:

                  6.19 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and any of its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's and any of its Subsidiaries' systems interface) and the testing of all such systems and equipment will be completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.

         (o) SECTION 7.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  7.2 FINANCIAL STATEMENTS AND INFORMATION. Furnish to Agent (and, except where indicated, to each Lender) each of the following:

                  (a) as soon as available and in any event within 90 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 1998, Annual Financial Statements of Borrower;

                  (b) as soon as available and in any event within 25 days after the end of each fiscal month, preliminary drafts of Monthly Financial Statements of Borrower and as soon as available and in any event within 30 days after the end of each fiscal month, final Monthly Financial Statements of Borrower;

                  (c) as soon as available and in any event within 45 days after the end of each fiscal quarter, Quarterly Financial Statements of Borrower;

                  (d) concurrently with the financial statements provided for in SUBSECTIONS 7.2(A), (B) and (C) hereof, (x) such schedules, computations and other information, in reasonable detail, as may be required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, chief financial officer or treasurer of Borrower (or other authorized officer approved by Agent) as true and correct in all material respects to the best knowledge of such officer and (y) a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT E hereto, duly executed by such authorized officer;

                  (e) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by any Obligor to shareholders generally and each regular or periodic report and each registration statement or prospectus filed by any

         Obligor with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (f) within 20 calendar days after the end of each calendar month, a Borrowing Base Certificate as at the last day of such calendar month, together with such supporting information as Agent may reasonably request;

                  (g) within 20 days after the end of each calendar month (1) a listing and aging of the Accounts of Borrower and its Subsidiaries as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as Agent may reasonably request and (2) a summary of the Inventory of Borrower and its Subsidiaries as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as Agent may reasonably request (information under this clause to be delivered to Agent only);

                  (h) from time to time, at any time upon the request of Agent, but at the cost of Borrower, a report of an independent collateral field examiner approved by Agent in writing and reasonably acceptable to Borrower (which may be, or be affiliated with, Agent or one of the Banks) with respect to the Accounts and Inventory components included in the Borrowing Base;

                  (i) on Tuesday of each week, the gross Accounts of Borrower and its Subsidiaries and a true billings and collection report, all in Proper Form, as of the last Business Day of the preceding week (information under this clause to be delivered to Agent only);

                  (j) within 20 days after the end of each calendar month, to the extent available, a listing and aging of the accounts payable of Borrower and its Subsidiaries as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as Agent may reasonably request;

                  (k) within 20 days after the end of each calendar month, a summary of all capital expenditures of Borrower and its Subsidiaries during the preceding calendar month in excess of $5,000, prepared in reasonable detail and containing such other information as Agent may reasonably request;

                  (l) on every other Friday (or if the applicable Friday is not a Business Day, on the immediately following Business Day), a report to Agent and the Lenders, by telephone conference call, of the status of the strategic plan of the Borrower and its Subsidiaries, and any revisions to the projections of the operating results of Borrower and its Subsidiaries and any such other matters as Agent or the Majority Lenders may require;

                  (m) on the Wednesday preceding the telephone conference described the preceding clause (or if the applicable Wednesday is not a Business Day, on the immediately following Business Day), a report to Agent and the Lenders on the matters to be discussed during the following telephone conference, any other material developments with respect to

         Borrower and its Subsidiaries and such other matters as Agent or the Majority Lenders may require;

                  (n) on the first day of each month, a calculation of the ratio described in SECTION 3.2(B)(2)(II) hereof as of the last day of the preceding month;

                  (o) within 30 days after request therefor from any Lender (which request may only be made during the continuation of an Event of Default), real estate evaluations and machinery and equipment appraisals representing 71% of total net book value of Borrower (on a consolidated basis) (machinery and equipment items with a net book value in excess of $250,000 are to be appraised on FSV basis and the remaining machinery and equipment items are to be valued on a desk top approach);

                  (p) on or before June 30, 1999, the Lenders shall coordinate among themselves, schedule with the Borrower, and perform a collateral audit (including detailed reports on billing procedures, collection procedures [including verifications] and inventory systems and costing) on the Borrower and its Subsidiaries, with the results of same to be distributed among the Lenders; all costs of the Lenders in connection with the audits and reports under this CLAUSE (P) are to be paid by the Borrower;

                  (q) on or before March 31, 1999, and every two weeks thereafter, the Borrower shall deliver a strategic plan substantially in the format heretofore delivered to the Lenders, in such detail as the Agent may reasonably request;

                  (r) by the end of each calendar month, an update on progress with respect to "Year 2000" issues, including projected completion dates by location, estimated related costs, verification of final testing and such other related matters as the Majority Lenders may require;

                  (s) on or before May 31, 1999, (1) an enterprise valuation of each Subsidiary of the Borrower; (2) a valuation of each business line of the Borrower, with the Subsidiaries of the Borrower to be grouped in accordance with such business lines, and (3) an enterprise valuation of the Borrower and its Subsidiaries taken as a whole; each such valuation shall be performed by a Person nominated by the Borrower and acceptable to the Majority Lenders; and

                  (t) such other financial projections and other information relating to the condition (financial or otherwise), operations or business of any Obligor as from time to time may be reasonably requested by Agent. Each delivery of a financial statement pursuant to this SECTION 7.2 shall constitute a restatement of the representations contained in the last two sentences of SECTION 6.2 with respect to the period of time from the date of such most recently delivered financial statements.

         (p) SECTION 7.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  7.3 FINANCIAL TESTS. Borrower will have and maintain (in each case, on a consolidated basis for Borrower and its Subsidiaries):

                           (a) CONSOLIDATED EBITDA -- Consolidated EBITDA (i)
                  for the period from January 1, 1999 through June 30, 1999 of at least $7,000,000, (ii) for the period from January 1, 1999 through December 31, 1999 of at least $14,000,000, (iii) for each fiscal month of at least 70% of the Minimum Monthly EBITDA for such fiscal month and (iv) beginning April 30, 1999, for each three-month period ending on the last day of a fiscal month, of at least 85% of the Minimum Monthly EBITDA for such period.

                           (b) FREE CASH FLOW -- Free Cash Flow (i) for any
                  fiscal quarter of at least $100,000 and (ii) for the period from January 1, 1999 through December 31, 1999 of at least $2,000,000; PROVIDED, HOWEVER, that in the event of a divestiture of a Subsidiary of Borrower, the foregoing amounts shall be reduced commensurate with such Subsidiary's pro rata share of projected Consolidated EBITDA for the fiscal year 1999.

         The use of historical financial results for acquired Subsidiaries in connection with "pooling of interests" accounting shall not serve to cure any default under the covenants set forth in this Section that would otherwise arise.

         (q) SECTION 7.8 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  7.8 NOTICE OF CERTAIN MATTERS. Give Agent written notice of the following promptly (and in any event within five Business Days) after any executive officer of Borrower shall become aware of the same:

                  (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

                  (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $1,000,000 (exclusive of claims covered by insurance) or which may reasonably be expected to result in a Default hereunder;

                  (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

                  (d) the incurrence of material burdensome restrictions under contracts or applicable law which could reasonably be expected to have a Material Adverse Effect and any other event (including strikes, labor disputes or loss of use of material patents or trademarks) which could reasonably be expected to have a Material Adverse Effect; and

         Borrower will also notify Agent in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. After the Effective Date, Borrower will notify Agent in writing at least 45 days prior to any Obligor's acquisition of any real or personal Property, wherever located, other than the Collateral covered by the Security Documents (such acquisition or ownership being herein called an "ADDITIONAL COLLATERAL EVENT" and the Property so acquired or owned being herein called "ADDITIONAL COLLATERAL").

         (r) New SECTIONS 7.11, 7.12 AND 7.13 are hereby added to the Loan Agreement, such new Sections to read in their entireties as follows:

                  7.11 ADDITIONAL SECURITY DOCUMENTS. As soon as practicable and in any event within ten (10) Business Days after an Additional Collateral Event, Borrower shall (a) execute and deliver or cause to be executed and delivered applicable Security Documents, in Proper Form and in an amount reasonably satisfactory to the Majority Lenders, in favor of Agent and duly executed by the applicable Obligor, granting a first-priority Lien (subject only to Permitted Liens) upon the applicable Additional Collateral securing all of the Obligations, and such other documents (including, without limitation, all items required in connection with the applicable Security Documents previously executed hereunder, such as surveys, environmental assessments, certificates, legal opinions, all in Proper Form) as may be reasonably required by Agent or the Majority Lenders in connection with the execution and delivery of such Security Documents; (b) deliver or cause to be delivered such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent or the Majority Lenders may reasonably request, and (c) pay in full all documentary stamps, filing and recording fees, taxes and other fees and charges payable in connection with the filing and recording of any Security Document.

                  7.12 DOMINION OF FUNDS PROCEDURES. All revenues and receipts received by Borrower or any of its Subsidiaries will be immediately deposited into an account or accounts (collectively, the "LOCKBOX ACCOUNTS") in the name of Borrower or one or more of its Subsidiaries maintained with Agent. No disbursements or withdrawals may be made from any of the Lockbox Accounts by Borrower or any of its Subsidiaries without the prior written approval of Agent, in its sole and absolute discretion. On a daily basis, sums shall be withdrawn from the Lockbox Accounts by Agent and applied as a prepayment on the unpaid principal balance of the Loans outstanding on such date.

                  7.13 TURNAROUND CONSULTANT. Borrower shall at all times retain a turnaround consultant satisfactory to the Majority Lenders, under an acceptable scope of work. The Agent and the Lenders will be provided access to all consultant generated information and reports and the applicable consultant shall report on a semi-monthly basis to Borrower, with a copy to the Agent and each Lender.

         (s) SECTION 8.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

                  (i) Indebtedness under this Agreement and the other Loan Documents and Indebtedness secured by Liens permitted by SECTION 8.2 hereof;

                  (ii) the liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to March 1, 1999 pursuant to SECTIONS 6.2 OR 7.2 hereof and set forth on EXHIBIT G hereto, and all renewals, extensions and replacements (but not increases) of any of the foregoing;

                  (iii)    the Interest Rate Risk Indebtedness;

                  (iv) current liabilities incurred in the ordinary course of business.

         (t) SECTION 8.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; PROVIDED, HOWEVER, that any Obligor may create or suffer to exist the following:

         (i) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

         (ii) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a Material Adverse Effect;

         (iii) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at the time the Interest Rate Risk Indebtedness is incurred, a Lender);

         (iv) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

         (v) attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP;

         (vi) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

         (vii) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor or any Subsidiary of Borrower to the extent that it would cause a Material Adverse Effect;

         (viii) capital leases permitted under the other provisions of this Agreement;

         (ix) existing Liens as of Effective Date as set forth on EXHIBIT H hereto; and

         (x) extensions, renewals and replacements of Liens referred to in CLAUSES (I) through (IX) above; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         (u) SECTION 8.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.3 CONTINGENT LIABILITIES. Except for indemnification and contribution arrangements with customers, sellers of businesses and officers and directors of Borrower and its Subsidiaries in the ordinary course of business, directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person (other than Subsidiaries) except for
         (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agent in the financial statements delivered on or prior to March 1, 1999 pursuant to SECTIONS 6.2 OR 7.2 hereof (but not increases of such obligations after the Effective Date), including stock price guaranties described in such financial statements and (c) those liabilities permitted under SECTION 8.1 hereof.

         (v) SECTION 8.5 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.5 DISPOSITION OF ASSETS. Sell, convey or lease all or any part of its assets, except for (x) sales of Inventory in the ordinary course of business and (y) sales of other Property in the ordinary course of business so long as the net proceeds realized from such sales are used to prepay the Loans; PROVIDED that the Stationary Term Loan Balance shall automatically be reduced by the net proceeds realized from any such sales which consist of Property of Borrower or any of its Subsidiaries other than items included in the Primary Borrowing Base. For purposes of this Agreement, no sale/leaseback transaction or sale of any equity interests will be deemed to be in the ordinary course of business.

         (w) SECTION 8.12 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.12 CAPITAL EXPENDITURES. Permit Capital Expenditures of Borrower and its Subsidiaries to exceed $625,000 in the aggregate for any calendar quarter.

         (x) SECTION 8.13 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.13 ACQUISITIONS. Acquire any real Property or any material personal Property (including any acquisition of equity interests in another Person) after the Effective Date, except for acquisitions of Property reasonably necessary to the continued operations of Borrower or its Subsidiaries in the ordinary course of business.

         (y) SECTION 8.15 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  8.15 SUBSIDIARIES. Form, create or acquire any Subsidiary, except that Borrower (or any of its Subsidiaries) may form or create a wholly-owned Subsidiary so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (i) such Subsidiary shall execute and deliver to Agent a Guaranty in substantially the same form as the Guaranties executed prior to the date hereof; (ii) the applicable owner(s) of the equity interests in such Subsidiary shall execute and deliver to Agent such Security Documents as Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the issued and outstanding equity interests in such Subsidiary, (iii) the new Subsidiary shall execute and deliver to Agent such Security Documents as Agent may reasonably require in order to create a valid, perfected, first priority Lien (subject only to Permitted Liens) upon all of the real and personal Property of such new Subsidiary and (iv) such new Subsidiary is not a Foreign Subsidiary and (b) Agent is given at least 15 days' prior written notice of such formation or creation.

         (z) SECTION 9.1(D) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           (d) AFFIRMATIVE COVENANTS - (i) default shall be made
                  in the due observance or performance of any of the covenants or agreements contained in SECTIONS 7.3 or 7.8(C) hereof, (ii) default is made in the due observance or performance of any of the covenants or agreements contained in SECTION 7.2(F) hereof and such default continues unremedied for a period of one day,
                  (iii) default is made in the due observance or performance of any of the other covenants or agreements contained in SECTION
                  7.2 hereof and such default continues unremedied for a period of five days, or (iv) default is made in the due observance or performance of any of the other covenants and agreements contained in SECTION 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by the Agent to the Borrower or (y) such default otherwise becomes known to any executive officer of the Borrower, whichever is earlier; or

         (aa) SECTION 9.1(J) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           (j) SECURITY DOCUMENTS - any Security Document for
                  any reason ceases to create a valid and perfected Lien of the first priority (subject to the Permitted Liens), required thereby on any of the Collateral purported to be covered thereby and securing that portion of the Obligations which is therein designated as being secured, or any Obligor (or any other Person who may have granted or purported to grant such
                  Lien) will so state in writing or the Security Documents shall cease to evidence first-priority Liens upon all of the real and personal Property of each Obligor other than 35% of the equity interests in and to Foreign Subsidiaries and as otherwise set forth in SECTION 6.18 hereof (except for the ten
                  (10) Business Day period provided for in SECTION 7.11 hereof) ; or

         (bb) EXHIBIT A to the Loan Agreement (Request for Advance) is hereby amended to read in its entirety as set forth on EXHIBIT A hereto.

         (cc) EXHIBIT E to the Loan Agreement (Compliance Certificate) is hereby amended to read in its entirety as set forth on EXHIBIT E hereto.

         (dd) A new EXHIBIT J (Borrowing Base Certificate) is hereby added to the Loan Agreement, such new Exhibit to read in its entirety as set forth on EXHIBIT J hereto.

         (ee) A new EXHIBIT K (Minimum Monthly EBITDA) is hereby added to the Loan Agreement, such new Exhibit to read in its entirety as set forth on EXHIBIT K hereto.

         SECTION 2. NO LIBOR OPTION. Borrower acknowledges and agrees that, notwithstanding anything to the contrary set forth in the Loan Agreement, the option to have any part of the Obligations bear interest at an interest rate based upon a Eurodollar Rate has been terminated.

         SECTION 3. CERTAIN FEES. In consideration of the execution and delivery of this Amendment, but subject to the provisions of SECTION 11.7 of the Loan Agreement, Borrower shall pay to the Lenders which have elected to execute this Amendment as of March 21, 1999 (collectively, the "APPROVING LENDERS") a fee which shall accrue quarterly, on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999, in an amount equal to (for each such quarterly accrual date) one and one-half percent (1-1/2%) TIMES the unpaid principal balance of the Obligations as of the applicable accrual date. Such fee shall be paid to Agent for pro rata distribution to the Approving Lenders (i) in an installment of $1,000,000 to be due and payable on July 31, 1999, (ii) in an installment of $500,000 to be due and payable on August 31, 1999, (iii) in an installment of $500,000 to be due and payable on November 30, 1999 and (iv) on the Revolving Loan Maturity Date, when the balance of such fee shall be due and payable; PROVIDED that if on June 1, 1999 (x) the Stationary Term Loan Balance is reduced to zero; (y) the Revolving Loan Obligations are no greater than the Primary Borrowing Base (as reflected in the most recent Borrowing Base Certificate delivered to the Agent) and (z) no Event of Default shall have occurred which is continuing, the aggregate fees payable under this Section shall be reduced to $100,000 which shall be due and payable on July 1, 1999 and PROVIDED FURTHER that if the Obligations are paid in full (and the Revolving Loan Commitments terminated in their entirety) by June 30, 1999, no fees shall be payable under this Section.

         SECTION 4. RATIFICATION. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement.

         SECTION 5. EXPENSES. The Borrower shall pay to the Agent all reasonable fees and expenses of Agent's legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

         SECTION 6. CERTIFICATIONS. The Borrower hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 1998 and (b) except as previously disclosed to Agent and the Lenders in writing, no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

         SECTION 7. EFFECTIVENESS. The effectiveness of this Amendment is contingent upon (a) execution and delivery to each of the Approving Lenders of certain warrants and registration rights agreements.

         SECTION 8. OVERDRAFTS. Concurrently with the effectiveness of this Agreement, the Obligors will eliminate the overdrafts in their accounts with Chase Texas.

         SECTION 9. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United

States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.



               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

         THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

                                            INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                            a Delaware corporation


                                            By:_________________________________
                                                  Douglas R. Harrington, Jr.,
                                                  Vice President

                                            CHASE BANK OF TEXAS,  N. A.,
                                            as Agent and as a Lender


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            WELLS FARGO BANK (TEXAS), NATIONAL
                                            ASSOCIATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            BANK OF AMERICA TEXAS, N.A.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            COMERICA BANK-TEXAS


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            NATIONAL CITY BANK OF KENTUCKY


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

         The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code ss.26.02 set forth above.

                                             EACH OF THE SUBSIDIARIES OF
                                             INNOVATIVE VALVE TECHNOLOGIES, INC.



                                             By:________________________________
                                                  Douglas R. Harrington, Jr.,
                                                  Vice President

                                           [LETTERHEAD OF THE BORROWER]


                         REQUEST FOR EXTENSION OF CREDIT


                                             ________________, 199____


Chase Bank of Texas, National
  Association, as Agent
712 Main Street
Houston, Texas  77002
Attention:  Manager, Diversified Corporate Group


Gentlemen:

         The undersigned hereby certifies that he is the _________________________________ of INNOVATIVE VALVE TECHNOLOGIES, INC., a
Delaware corporation (the "COMPANY"), and that as such he is authorized to execute this Request for Extension of Credit (the "REQUEST") on behalf of the Company pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of July 7, 1998, by and among the Company, Chase Bank of Texas, National Association, as Agent and the Lenders therein named. The (check one) [ ] Loan [ ] Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made on __________________, which is a Business Day. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

 (a)      As of the date hereof:

          (1)      The Borrowing Base is:                           $
                                                                     ===========
          (2)      The aggregate Revolving Loan Commitments are:    $
                                                                     ===========
          (3)      The Maximum Revolving Loan Available Amount
                   (Lesser of (a)(1) and (a)(2)) is:                $___________

          (4)      The aggregate outstanding principal of the Revolving
                   Loan Obligations, before giving
                   effect to the Loan, if any, requested hereby, is: (_________)

          (5)      The amount of Letter of Credit Liabilities as of

                                    EXHIBIT A
                   the date hereof, before giving effect to the Letter of
                   Credit, if any, requested hereby, is:             (_________)

          (6)      The aggregate unused Revolving Loan Commitments of
                   all Lenders [(a)(3) minus sum of
                   (a)(4) and (a)(5)], if positive, is:              $
                                                                     ===========

         (b) If and only if the aggregate unused Revolving Loan Commitments of all Lenders [(a)(6)] is positive, the Company hereby requests under this Request a Loan or Letter of Credit (as indicated above) in the amount of $____________ (which is no more than the aggregate unused Revolving Loan Commitments of all Lenders).

         (c) If a Letter of Credit is requested hereby, it should be issued for the benefit of ___________________________________ and should have an expiration date of ____________________ (which date is no later than one year from the proposed date of issuance) and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit PLUS the Letter of Credit Liabilities as the date hereof as specified in item
                  (a)(5) above does not exceed $______________.

         (d) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

         (e) No change in the assets, liabilities, financial condition, business or affairs of the Company or any of the other Obligors has occurred which results in a Material Adverse Effect.

         (f)      No Default or Event of Default has occurred and is continuing.

         Thank you for your attention to this matter.

                                               Very truly yours,


                                               _________________________________
                                               [SIGNATURE OF AUTHORIZED OFFICER]

                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE


         The undersigned hereby certifies that he is the ______________________________ of INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower pursuant to the Loan Agreement (as amended, the "AGREEMENT") dated as of July 7, 1998, by and among the Borrower, CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Agent, and the lenders therein named; and that a review of the Borrower and the other Obligors has been made under his supervision with a view to determining whether the Borrower and the other Obligors have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                   (a) The Borrower and the other Obligors have fulfilled, in all material respects, their respective obligations under the Agreement, the Notes and the other Loan Documents.

                   (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

                   (c) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Monthly Financial Statements, to normal changes resulting from year-end adjustments).

                   (d) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of SECTIONS 7.3 and 8.12 is as follows:

                           (i)      SECTION 7.3(A) -- CONSOLIDATED EBITDA

                                    [PROVIDE DETAIL FOR APPLICABLE PERIODS
                                    REPORTED, ACTUAL CONSOLIDATED EBITDA AND
                                    REQUIRED CONSOLIDATED EBITDA]

                           (ii)     SECTION 7.3(B) -- FREE CASH FLOW

                                    [PROVIDE DETAIL FOR APPLICABLE PERIODS
                                    REPORTED, ACTUAL FREE CASH FLOW AND REQUIRED
                                    FREE CASH FLOW]


                                    EXHIBIT E

                           (iii)    SECTION 8.12 -- CAPITAL EXPENDITURES

                                    ACTUAL                       MAXIMUM

                                    $------------                $------------


                   (e) No material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower or any of the other Obligors has occurred since the Effective Date.

                   DATED as of ____________________.



                                               _________________________________
                                               [SIGNATURE OF AUTHORIZED OFFICER]




                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE


         The undersigned hereby certifies that he is the __________________________________ of INNOVATIVE VALVE TECHNOLOGIES, INC., a
Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this Borrowing Base Certificate on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of July 7, 1998, by and among the Borrower, Chase Bank of Texas, National Association, as Agent, and the Lenders therein named. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry, that SCHEDULE 1 attached hereto has been duly completed and is true and correct in all material respects.

         Dated ________________, 199____.





                                               _________________________________
                                               [SIGNATURE OF AUTHORIZED OFFICER]





                                    EXHIBIT J

                                            Borrowing Base Certificate
                                            Dated ________________

Gross Accounts Receivable                   ______________
Plus:
         Costs in excess of billings (WIP)  ______________
Less:
         Over 90 days Old                   (_____________)
         Foreign                            (_____________)

Total Eligible A/R                          ______________
Advance Rate                                           80%
A/R Borrowing Amount                                          _____________


Gross Inventory                             ______________
Less:
         Foreign                            (______________)
         Costs in excess of Billings (WIP)  (______________)

Total Eligible Inventory                    _______________
Advance Rate                                          50%
Inventory Borrowing Amount                                    ______________

Add or Subtract: Allowed Over/(under) Advance                 ______________

Add: Allowed Stationary Balance                               ______________

Total Borrowing Base                                                                     ______________
Total Outstanding including L/C's                                                        (____________)
Availability/(required paydown)                                                          ______________


                                   SCHEDULE 1

               BORROWING BASE                     COLLATERAL COVERAGE           MAXIMUM PERMITTED OUTSTANDINGS

               ALLOWED OVER OR       ALLOWED      REQUIRED OUTSTANDING                                           MAXIMUM
BORROWING      (UNDER) ADVANCE    STATIONARY       LOANS TO BB COVERAGE                                         OBLIGATION
BASE DATE            AMOUNTS          BALANCE     % AND "AS OF" DATE            PERIOD                           AMOUNT
---------      ---------------     -----------    -----------------------       ------                           ------
2/28/99              $1.7MM        $35,000,000
3/31/99             ($.7MM)        $35,000,000    50.00%   on 3/31/99       3/21/99 - 4/20/99                  $76,500,000
4/30/99             ($3MM)         $35,000,000    54.62%   on 4/30/99       4/21/99 - 5/20/99                  $77,000,000
5/31/99             ($2.9MM)       $35,000,000    57.18%   on 5/31/99       5/21/99 - 6/20/99                  $76,000,000
6/30/99             ($2MM)         $35,000,000    56.74%   on 6/30/99       6/21/99 - 7/20/99                  $75,500,000
7/31/99             ($.4MM)        $34,000,000    56.29%   on 7/31/99       7/21/99 - 8/20/99                  $73,500,000
8/31/99             $1.0MM         $34,000,000    54.06%   on 8/31/99       8/21/99 - 9/20/99                  $73,500,000
9/30/99             $0MM           $34,000,000    53.44%   on 9/30/99       9/21/99 - 10/20/99                 $75,000,000
10/31/99            ($3.2MM)       $34,000,000    55.01%   on 10/31/99      10/21/99 - 11/20/99                $76,300,000
11/30/99            ($2.5MM)       $34,000,000    57.85%   on 11/30/99      11/21/99 - 12/20/99                $74,000,000
12/31/99            ($.9MM)        $34,000,000    56.70%   on 12/31/99      12/21/99 - 1/20/00                 $73,000,000
1/31/00             $0MM           $33,000,000    54.79%   on 1/31/00       1/21/00 - 2/20/00                  $71,000,000
2/29/00             ($.2MM)        $33,000,000    52.24%   on 2/29/00       2/21/00 - 3/20/00                  $71,000,000
3/31/00             $0MM           $33,000,000    53.19%   on 3/31/00       3/21/00 - 4/20/00                  $70,500,000

* Calculated by using the current borrowing base as a percent of the total outstanding credit facility at the end of the indicated month, (e.g., the March 31, 1999 number of 51.37% is calculated using the 2/28 borrowing base of $38,380 divided by the total outstandings including L/C's under the credit facility of $74,706.)


                                   SCHEDULE 1

                             MINIMUM MONTHLY EBITDA


               CALENDAR MONTH                            MINIMUM MONTHLY EBITDA
               --------------                            ----------------------

                February, 1999                                    $112,560
                March 1999                                       $2,318,239
                April 1999                                       $1,799,048
                May 1999                                         $1,799,048
                June 1999                                        $1,059,942
                July 1999                                         $825,955
                August 1999                                      $825,955
                September 1999                                   $1,348,400
                October 1999                                     $1,299,813
                November 1999                                    $1,299,813
                December 1999                                     $629,991
                January 2000                                     $255,343
                February 2000                                     $775,943
                March 2000                                       $1,817,131
                April 2000                                       $1,799,048





                                    EXHIBIT K